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[***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[***]") OR OTHERWISE
IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                   EXHIBIT 10.16

                  NON-EXCLUSIVE THIRD PARTY LESSOR AGREEMENT

     THIS AGREEMENT is entered into this 26th day of July, 1996 by and between GLOBAL IMAGING SYSTEMS, INC. ("GISI"), a Delaware Corporation, and Tokai Financial Services, Inc. ("Leasing Company"), a _______________ Corporation.

                                   RECITALS

     A. GISI is in the business of providing financial services to the subsidiaries of GLOBAL IMAGING SYSTEMS, INC. ("GISI"), hereinafter referred to as GLOBAL IMAGING SUBSIDIARIES ("GIS"), throughout the United States.

     B. Leasing Company is in the business of providing financing and leasing services throughout the United States.

     C. Leasing Company's acceptance of this Agreement is a condition to Leasing Company being asked to and permitted to lease equipment which is sold by GIS.

     D. GISI and Leasing Company agree that all communications relating to GIS and this Agreement shall only be made to GISI except for the communication of lease applications and the approval thereof.

     E. It is the intent of the parties hereto that Leasing Company, on a non-exclusive basis, shall solely provide lease financing to GIS's customers pursuant to the directions of GISI and shall not offer other services to the GIS customers whose identity is a trade secret with the understanding that GIS customers may already be lessees of Leasing Company or may in the future submit lease financing applications directly to the Leasing Company or to the Leasing Company through other equipment vendors or manufacturers ("Leasing Company Lessees") and Leasing Company is not precluded from accepting lease applications from Leasing Company Lessees.

     F. Leasing Company shall use its best efforts to ensure that information supplied by GISI or GIS and which information is not available to the public will not be supplied to anyone who competes with GISI or GIS as a manufacturer or dealer in the Copier/Facsimile Network Solution Market.

     ACCORDINGLY, in consideration of the foregoing and the mutual covenants herein below, GISI and Leasing Company agree as follows:

                                   AGREEMENT

     1.   Services provided by Leasing Company.  Leasing Company shall only
          ------------------------------------
provide lease financing to GIS's customers in accordance with the terms and conditions of this Agreement. It is contemplated by the parties that the number of GISI subsidiaries (GIS) will increase in the future. As each such subsidiary is acquired by GISI, said subsidiary shall receive the benefits of this agreement upon notice of such acquisition from GISI to Leasing Company.

     All customers will be billed and collected by Leasing Company under the GISI name. Permission is hereby given by GISI to use its name for billing and other purposes

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as required under the Program. All customer phone inquiries to Leasing Company and communication from Leasing Company will be in the name of GISI. Exceptions to this clause are allowed as required by law in the enforcement of the terms of agreements under the Program.

     GIS authorizes the Leasing Company to execute, in its name, all leases including any and all related documentation. To facilitate the assignment of the leases to the Leasing Company, this provision shall constitute a blanket assignment of the leases and shall be effective for each lease at the time it is accepted by the Leasing Company.

     GIS customers that become ninety (90) days delinquent from the due date will henceforce be billed and collected by Leasing Company under Leasing Company's name. In addition, GISI may, from time to time, direct Leasing Company to communicate with GIS customers solely in the name of the Leasing Company.

     2.   Non-Recourse. Except as set forth in this Agreement, all leases and
          ------------
contracts are non-recourse to GISI and/or GIS unless specifically agreed to in writing by the Chief Financial Officer or Chief Operating Officer of GISI.

     3.   Lease Rates. The lease rates shall be mutually agreed upon by the
          -----------
parties from time to time as set forth herein. All lease rates used by the parties, shall be set forth in writing upon mutual agreement by the parties.

     4.   Rate Changes. Any rate change must be reviewed and mutually approved
          ------------
by the parties at least 30 days prior to such rate change becoming effective. Any rate increase will become effective on the first calendar business day of a specified month which date shall be at least 30 days after the above-referenced mutual agreement with respect to such rate change. Such rate changes shall only be effective with respect to applications submitted to Leasing Company after the effective date. Any rate decrease will become effective immediately.

     5.   Documentation and Forms. Any and all forms used by Leasing Company to
          -----------------------
document leases made to GIS customers shall be in a form and content which is approved by GISI in its sole discretion.

     6.   Financing Programs. Leasing Company authorizes GISI to offer any
          ------------------
financing programs offered by Leasing Company to GIS customers. Any financing programs provided by or originated by Leasing Company may not be used by GISI or GIS except in connection with leases written by Leasing Company to GIS customers, unless such financing programs are found in the public domain and enter the public domain from a source other than GISI or GIS. Any financing programs originated or provided by GISI to Leasing Company are the property of GISI as set forth below. Any financing programs provided by or originated by GISI may not be used by Leasing Company except in connection with leases written by Leasing Company to GIS customers, unless such financing programs are found in the public domain and enter the public domain from a source other than Leasing Company. If Leasing Company is notified that a non-GIS dealer is believed to be infringing on a GISI trademark or copyright protected program and Leasing Company agrees that such an infringement exists, Leasing Company shall not accept offending programs or close replications from

[*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]


the offering dealer. Both GISI and Leasing Company will endeavor to immediately notify each other of potentially offending programs and mutually determine if a trademark or copyright infringement exists.

     7.   Buyouts, Upgrades and Renewals.  All buyouts, upgrades and renewals of
          ------------------------------
GIS customers shall be determined in accordance with mutually agreed upon standards and terms which shall be in writing.

     8.   Application of Funds.  Payments received by Leasing Company shall be
          --------------------
applied in the following manner for the benefit of the identified party:

               Priority       Purpose                  Benefit of
               --------       -------                  ----------
                  1           Equipment Element        Leasing Company

                  2           Rental Tax               Leasing Company

                  3           Other Taxes              Leasing Company

                  4           Lessor Late Charges      Leasing Company

                  5           Base Assurance           GISI

          In the event a Customer requests to upgrade a Lease with new equipment to be supplied by GISI or GIS, Leasing Company shall waive any unpaid Lessor Late Charges and GISI shall waive any unpaid Base Assurance charges. In the event a Lessee elects to buyout its Lease, the Leasing Company will attempt to include Lessor Late Charges and Base Assurance Charges in the buyout amount to the Customer. Notwithstanding the preceding sentence, in the event Leasing Company is unable to negotiate a buyout which includes all or part of the outstanding Lessor Late Charges and Base Assurance Charges, the negotiated buyout amount shall be applied to the Equipment Element and any agreed upon residual amount, plus Rental Tax and Other Taxes. Any additional moneys received as part of the buyout shall be applied to Lessor Late Charges and Base Assurance Charges based on their delinquency level with the most delinquent charges paid first.

          In the event a Lease is delinquent and Leasing Company negotiates with a Customer to bring the Lease current, Leasing Company will attempt to include delinquent Lessor Late Charges and Base Assurance charges in addition to the delinquent Equipment Element, Rental Tax and Other Taxes in the amount necessary to bring the Lease current. In the event Leasing Company is unable to collect all of the Lessor Late Charges and/or Base Assurance charges to cure a delinquency, any moneys received from the Customer in excess of the amount required to bring the Equipment Element, Rental Tax and Other Taxes current, shall be applied to Lessor Late Charges and Base Assurance charges based on their delinquency level with the most delinquent oldest fees paid first.

     9.   Lessee Charges.  All charges to GIS customers other than lease
          --------------
payments, contractual late payment charges and appropriate taxes must be approved by GISI. It is understood that this clause specifically includes charges for equipment insurance, assurance or risk fees. With respect to documentation fees, each Lease Agreement will include a provision requiring the Lessee to pay a documentation fee of at least [**]

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[***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions***]


and notwithstanding Leasing Company's ability to collect the documentation fee, GISI shall receive [**]

     10.  Credit Authorizations & Transmission of Business Data.  Leasing
          -----------------------------------------------------
Company shall at all times maintain a toll free 800 telephone number for the transmission of leasing customers applications for both voice applications and facsimile applications. Such toll free telephone number shall be provided without charge to GISI and/or GIS. In addition, Leasing Company shall provide within 180 days of the execution of this agreement, at its expense, modem access by GISI and GIS to Leasing Company for purposes of transmitting applications and meter reading data. GISI & Leasing Company shall use their best efforts to develop a expanded interface beyond that discussed above between GIS computer systems and Leasing Company computer systems. Credit approval shall be made in accordance with Leasing Company standard credit standards. Such credit standards shall contain acceptable credit worthiness standards as well as appropriate response time as required by GISI.

     11.  Lease Funding.  Leasing Company shall promptly fund any amount due
          -------------
GISI and/or GIS in accordance with mutually agreed upon standards and terms.

     12.  Warranty.  GISI will represent and warrant as follows:
          --------

          a. For each lease, the Leasing company shall have received the sole original copy of the lease and neither GIS or the GIS subsidiary has pledged, assigned, sold, granted a security interest in or otherwise placed a lien on such lease.

          b. To the best of its knowledge all transactions will be validly made for consideration and represent binding obligations of the person specified as the lessee, debtor, co-maker or guarantor and the signatures tendered are genuine and valid.

          c. There will be no set-off or counter claim at law or equity that could be effective against the transaction.

          d. None of the transactions or signatures will be obtained by fraud or fraudulent misrepresentation on the part of GISI, GIS or their employees.

          e. No side documents related to contract or lease agreement which would have a negative impact on the yield or enforceability of the agreement have been issued by GISI, GIS or their authorized representatives.

          f. GISI will be the sole and absolute owner of any document being assigned and equipment will be free and clear of all liens and encumbrances.

          g. GISI or GIS is aware of no circumstances or actions which would affect the validity of the transaction.

          h. All equipment is new or remanufactured and subject to warranty unless specified otherwise.

          i. Any breach of the aforementioned warranties and representations will obligate GIS to cure the breach within 30 days of discovery by GISI or GIS or notice

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by Leasing Company or if unable to cure the breach, purchase back the transaction for the Net Book Value at the time the transaction is purchased back.

     13.  Guaranty. In order to induce the Leasing Company to accept
          --------
representations and warranties by GISI on behalf of GIS, GISI hereby unconditionally guarantees to Leasing Company and its successors and assigns:
(a) the due and punctual payment to TFS when due of all payment obligations of GIS under this Agreement, (b) the full prompt and unconditional performance of every obligation to be performed by GIS under this Agreement and (c) all expenses of obtaining or endeavoring to obtain payment or performance thereof or of enforcing this Guaranty, including attorneys' fees and other legal expenses.

     14.  Trade Secrets. GISI, as a part of GISI and at the request of GISI, is
          -------------
consenting to allow Leasing Company to write leases for GIS customers for GIS equipment sales. GISI will allow Leasing Company to access some or all of the following information which the parties agree are trade the secrets of GISI, GISI and GIS: GIS subsidiary list; GISI and GIS customer lists; GISI financing programs; GISI and GIS pricing information; GISI and GIS statistical and information records derived from GIS customer records; GISI and GIS customer credit information including information derived therefrom; GISI and GIS prospective customer lists; GISI and GIS employee lists; GIS office locations; list of GIS suppliers; copies of GISI and GIS leases and related agreements; and, GISI and GIS policies and procedures.

          The parties acknowledge that the above items and the information contained therein constitute a valuable asset of GISI, GISI and GIS. In order for Leasing Company to supply its lease financing services to GIS and GISI, GISI will disclose such information to Leasing Company. Since such information constitutes trade secrets of GISI, GISI and GIS, Leasing Company agrees to preserve in confidence any such information so disclosed, and to obtain from each of its employees and agents designated to have access, a similar agreement and further agrees not to use, disclose or reproduce any such information without the specific written approval of GISI.

          Leasing Company agrees to use such information for no purpose other than to currently service the GIS generated leases for the term of such leases. The use of such information for anything other than the current collection of lease payments would be a breach of the confidence entrusted to Leasing Company and would constitute the unauthorized use of GISI's and GIS's trade secrets.

          Upon termination of this Agreement, Leasing Company agrees to return promptly all copies of any material received under this agreement except for the documents required by it to continue collecting on its existing leases.

          This Agreement shall not apply to information in the public domain at the time of disclosure or to information lawfully obtained from third parties who did not derive the information from Leasing Company. This Agreement shall remain in full effect during the term of this Agreement and continue to be in full effect for a period of five years after the termination of this Agreement.

     15.  Books and Records.  Leasing Company shall allow GISI access to all
          -----------------
Leasing Company records related to GIS customer leases and such GIS customers. Leasing Company shall give responses and analytical reports to GISI as mutually agreed to by the parties.

     16.  Assignment.  GISI may assign some or all of its rights and benefits
          ----------
under this Agreement to benefit of GISI, GIS and/or any financial institution for the purpose of financing. GISI shall notify Leasing Company in writing of any such assignment and Leasing Company shall honor such assignment upon receipt of notice thereof. Such assignment shall not relieve GISI of its responsibilities under this Agreement.

     17.  Independent Contractor.  The parties specifically agree and intend
          ----------------------
that Leasing Company shall be an independent contractor and that Leasing Company will not at any time represent orally or in writing to anyone that it has any right, power or authority not expressly granted by this Agreement. Leasing Company shall not use the GISI name or any name related thereto without specific written authorization from GISI.

     18.  Termination.  Either party may terminate this Agreement on 30 days
          -----------
written notice. Upon termination, all rights and obligations incurred up to the expiration of the termination notice shall remain in full force and effect until such time as all transactions accepted by Leasing Company shall have been completed.

          The obligations incurred under Paragraphs 2, 6, 7, 9, 11 and 12 shall remain in full force and effect for a period of five years form the date of the termination.

     19.  Severability.  If any provision of this Agreement is declared invalid
          ------------
by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provisions had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

     20.  Financial Statements.  Beginning with the year ending December 31,
          --------------------
1996, and for each fiscal year thereafter, GISI as soon as available, but not later than 90 days after the close of each fiscal year, shall provide Leasing company with a complete copy of GISI's balance sheet as of the close of such year and GISI's statement of income and retained earnings and changes in financial position for such year, prepared on a consolidated basis and certified by a public accounting firm of recognized standard.

     21.  Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the parties hereto and supersedes all prior and contemporaneous agreements. There are no other understandings, statements promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless executed in writing by the parties hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

     22.  Arbitration. If any dispute or controversy between the parties hereto
          -----------
arises out of or relating to this Agreement or any transaction contemplated hereunder, such dispute or controversy shall be submitted to arbitration by a panel of three (3) arbitrators under the Commerical Rules of Arbitration of the American Arbitration Association in Tampa, Florida. The three (3) arbitrators shall decide any such matter in accordance with then applicable rules of the American Arbitration Association or any successor organization. The determinations of the arbitrators shall be final and shall not be subject to judicial review; provided, however, that any award or determination rendered by the arbitrators may be entered in any court of competent jurisdiction in the State of Florida for the Federal district court for the Middle District of Florida and the parties hereto hereby consent to the jurisdiction of said courts for the purpose set forth in this section.

     23.  Governing Law. This Agreement shall be subject to, governed by,
          -------------
construed and enforced in accordance with the laws of the State of New York. Leasing Company agrees that is any dispute arises that is not subject to the arbitration provisions contained above, jurisdiction and venue of such action shall be in Hillsborough County, State of Florida.


                                          GLOBAL IMAGING SYSTEMS. INC.

                                          BY: [SIGNATURE ILLEGIBLE]
                                              ------------------------------

                                          LESSOR

                                          BY: [SIGNATURE ILLEGIBLE]
                                              ------------------------------
                                               Tokai Financial Services, Inc

                          GLOBAL IMAGING SYSTEMS INC.
                         LEASE AGREEMENT MODIFICATION

As discussed our dealers are adamantly against the lease renewal verbiage, of the Lease Agreement, that states that the agreement will renew for additional terms of 12 months each.

Therefore, we suggest that the following modification be made to Section 5 of the Lease Agreement, on an exception basis when needed:

     -    CROSS OUT THE VERBIAGE - "FOR ADDITIONAL TERMS OF TWELVE(12) MONTHS
          EACH".

     -    INSERT THE VERBIAGE. "ON A MONTH TO MONTH BASIS"

The sales rep and the customer will each initial the modification on the document.

The Conway dealer group will use this verbiage as a rule and not as an exception.

We signify our acceptance of this modification by our signatures below:

/s/ Mike Mueller      9/24/96          /s/ Curt Friefelder          9/26/96
-----------------------------          ---------------------------------------
Mike Mueller            Date           Curt Friefelder               Date
Global Imaging Systems Inc.            Tokai Financial Services